SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the  Registrant  [ X ]
Filed by a Party other than the  Registrant  [   ]
Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, for use of the Commission Only (as permitted by Rule
       14a(e)(12))
[   ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[ X ]  Soliciting Material under Rule14a-12

                               Dynex Capital, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

_______________________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)   Title of each class of securities to which transaction applies:
          _____________________________________________________________________
     2)   Aggregate number of securities to which transaction applies:
          _____________________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount in which the filing fee is calculated and state how it was determined):
          _____________________________________________________________________
     4)   Proposed maximum aggregate value of transaction:
          _____________________________________________________________________
[   ] Check  box  if any part of the fee is offset as provided  by Exchange  Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:
          _____________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:
          _____________________________________________________________________
     3)   Filing Party:
          _____________________________________________________________________
     4)   Date Filed:
          _____________________________________________________________________

FOR IMMEDIATE RELEASE                                     CONTACT:   Kathy Fern
December 7, 2000                                                    804-217-5800


                               DYNEX CAPITAL, INC.
                     UPDATES MARKET ON STATUS OF MERGER WITH
                           CALIFORNIA INVESTMENT FUND


         Dynex Capital, Inc. (NYSE: DX) announced today that California Investment Fund, LLC, a California limited liability company ("CIF"), has deposited into escrow $1 million in accordance with terms of the definitive merger agreement dated November 7, 2000. CIF has made this deposit even though the consent of the holders of the Company's senior unsecured notes due July 2002 has not been received as of today. The $1 million deposit is in addition to the 572,178 common shares of the Company that CIF owns and had deposited into escrow at the time the merger agreement was entered into.

         Shareholders of the Company are urged to read the proxy statement when it becomes available, and any other relevant documents filed with the Securities and Exchange Commission, because they will contain important information regarding the merger transaction.

         The merger is subject to financing, shareholder approval and other customary conditions and there can be no assurance at this time that the requirements or conditions set forth in the merger agreement will be satisfied and the merger completed.

         Dynex Capital, Inc. is a financial services company that elects to be treated as a real estate investment trust (REIT) for federal income tax purposes.

Note: This document contains "forward-looking statements"(within the meaning of the Private Securities Litigation Act of 1995) that inherently involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of unforeseen external factors. As discussed in the Company's filings with the SEC, these factors may include, but are not limited to, changes in general economic conditions, disruptions in the capital markets, fluctuations in interest rates, increases in costs and other general competitive factors.
                             #          #          #

Dynex will be filing a proxy statement and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission. SECURITY HOLDERS OF DYNEX ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement when it becomes available and other documents filed by Dynex and CIF with the Securities and Exchange Commission in connection with the merger at the Securities and Exchange Commission's website (www.sec.gov). Security holders of Dynex may also obtain for free a copy of the proxy statement and other documents filed with the Securities and Exchange Commission by Dynex in connection with the merger by contacting Kathy Fern, Investor Relations, (804) 217-5800.

Dynex and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of Dynex in connection with the merger. Information concerning the participants in the solicitation and the interests of such participants is included in Dynex's proxy statement for its 2000 annual meeting of stockholders filed with the Securities and Exchange Commission on April 28, 2000. This document is available at the Securities and Exchange Commission's website at www.sec.gov and from Dynex.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Investors and security holders of Dynex are advised to read the proxy statement regarding the proposed merger when it becomes available because it will contain important information about the transaction. The proxy statement will be filed with the Securities and Exchange Commission by Dynex and security holders of Dynex may obtain a free copy of the proxy statement when it is available and other documents filed by Dynex with the Securities and Exchange Commission at the Securities and Exchange Commission's website at www.sec.gov. The proxy statement and these other documents may also be obtained for free from Dynex's Corporate Secretary located at 4551 Cox Road, Suite 300, Glen Allen, Virginia, 23060 or by telephone at (804) 217-5800.

Dynex and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Dynex with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in Dynex's Proxy Statement for its 2000 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 28, 2000. This document is available at the Securities and Exchange Commission's website at http://www.sec.gov and from Dynex.